                                                                      Exhibit 11

                       COMPUTATION OF EARNINGS PER SHARE



                                             Three Months Ended
                                                 March 31,
                                          ------------------------
                                              1996         1995
                                          -----------  -----------
Primary:
Net income.............................   $ 2,044,000  $   635,000
                                          ===========  ===========
Shares as adjusted:
  Weighted average common shares
   outstanding.........................    20,497,233   14,280,436
  Assumed conversion of Series A
   convertible preferred stock                     --    2,694,915
  Incremental shares from outstanding
   stock options as determined under
   the treasury stock method...........       287,764      241,549
                                          -----------  -----------

Shares as adjusted.....................    20,784,997   17,216,900
                                          ===========  ===========

Net income per share...................   $       .10  $       .04
                                          ===========  ===========

Fully diluted:
Net income.............................   $ 2,044,000  $   635,000
                                          ===========  ===========

Shares as adjusted:
  Weighted average common shares
   outstanding.........................    20,497,233   14,280,436
  Assumed conversion of Series A
   convertible preferred stock.........            --    2,694,915
  Incremental shares from outstanding
   stock options as determined under
   the treasury stock method...........       301,101      241,549
                                          -----------  -----------

Shares as adjusted.....................    20,798,334   17,216,900
                                          ===========  ===========

Net income per share...................   $       .10  $       .04
                                          ===========  ===========